Exhibit 11




                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS




































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                                    Exhibit 11

                          STATEMENT RE: COMPUTATION OF
                               PER SHARE EARNINGS




                                                      YEAR ENDED OCTOBER 31,
                                                      ----------------------
                                                    1995                      1994                        1993
                                            --------------------    ----------------------      ----------------------
                                                          Fully                     Fully                        Fully
(in thousands, except per share amount)      Primary      Diluted     Primary      Diluted         Primary      Diluted
Net income (loss) ......................   $      204   $     204   $   (5,791)   $   (5,791)   $  (21,144)   $  (21,144)
                                           ==========   =========   ==========    ==========    ==========    ==========

Weighted average common
     shares outstanding ................        5,418       5,418        5,407         5,407         5,438         5,438

Assumed issuances under stock
     option plans<F1> ..................          118         164         --            --             --            --
                                           ----------   ---------   ----------    ----------     ----------    ---------

                                                5,536       5,582        5,407         5,407         5,438         5,438
                                           ==========   =========   ==========    ==========    ==========     =========

Earnings (loss) per common share .......   $      .04   $     .04   $    (1.07)   $    (1.07)   $    (3.89)   $    (3.89)
                                           ==========   =========   ==========    ==========    ==========    ==========



<F1>NO  ASSUMED  ISSUANCES  UNDER STOCK  OPTION PLANS WERE MADE IN 1994 AND 1993
BECAUSE SUCH ISSUANCES WOULD HAVE BEEN ANTI-DILUTIVE.

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